                                  EXHIBIT 99.1

                    AGREEMENT RE JOINT FILING OF SCHEDULE 13G



Each of the undersigned hereby agrees:


         1. Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Schedule 13G and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:   February 4, 2000        /s/ Ernest C. Garcia II
                                 -----------------------------------------------
                                 Ernest C. Garcia II


Dated:   February 4, 2000        Verde Investments, Inc., an Arizona corporation


                                 By: /s/ Ernest C. Garcia II
                                    --------------------------------------------
                                 Name:   Ernest C. Garcia II
                                 Its:    President


Dated:   February 4, 2000        Verde Capital Partners, LLC,
                                 an Arizona limited liability company


                                 By: /s/ Ernest C. Garcia II
                                    --------------------------------------------
                                 Name:   Ernest C. Garcia II
                                 Its:    Managing Member


Dated:   February 4, 2000        Verde Reinsurance Company, Ltd.,
                                 a corporation of the Island of Nevis


                                 By: /s/ Ernest C. Garcia II
                                    --------------------------------------------
                                 Name:   Ernest C. Garcia II
                                 Its: President